Exhibit 99.1

PRESS RELEASE August 4, 2015	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for

2nd Quarter and First Half of 2015

RIVER FALLS, Wis., August 4, 2015 - Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported its financial results for the second quarter and six months ended June 30, 2015.

Revenues were $7,377,000 for the quarter ended June 30, 2015, which represented an increase of 2% over revenues of $7,240,000 for the quarter ended June 30, 2014. Sajan’s reported net income was $3,000 for the quarter ended June 30, 2015 compared to net income of $184,000 for the quarter ended June 30, 2014. Adjusted EBITDA was $317,000 for the quarter ended June 30, 2015 compared to $522,000 for the quarter ended June 30, 2014. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Revenues for the six months ended June 30, 2015 were $14,858,000 compared to $13,394,000 in the same period of 2014, an increase of 11%. Net income for the first six months of 2015 was $7,000 compared to a net loss of ($216,000) in the same period in 2014. Adjusted EBITDA was $663,000 in the first six months of 2015 compared to $470,000 in the same period of 2014.

Shannon Zimmerman, CEO of Sajan, commented: “Given current customer activity, we continue to believe we will achieve double digit year-over-year revenue growth in 2015”.

Mr. Zimmerman continued, “During the second  quarter we executed on several key initiatives, including:

•	The addition of Paul Rome as our new Chief Operating Officer, and the hiring of several other operating personnel that will contribute to meeting our expected 2015 revenue growth targets and strategic objectives,

•	The purchase of technology from Reverbeo, which has enhanced the capabilities of Site Sync, our website translation solution, and

•	Improvements we have made to Transplicity, our Translation Management System, that is contributing to our organizational efficiency.

We also have been actively evaluating companies as part of our acquisition strategy. Although we do not have anything to report, we are seeing an increasing in the number of potential opportunities.”

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
EBITDA	2015	2014	2015	2014
Net income (loss)	$3	$184	$7	$(216)
Interest expense	17	21	36	44
Income taxes	-	14	10	34
Depreciation and amortization	232	238	462	479
Stock-based compensation	65	65	148	129
Adjusted EBITDA	$317	$522	$663	$470

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

Sajan’s investors will have the opportunity to listen to management’s discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on August 4, 2015. Sajan invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on August 12, 2015 by dialing (888) 566-0433.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. Sajan’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, its press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect Sajan’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in Sajan’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 23, 2015 under the heading “Item 1A. Risk Factors.” Sajan does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues	$7,377	$7,240	$14,858	$13,394
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,481	4,331	8,892	8,270
Sales and marketing	886	863	1,806	1,637
Research and development	475	372	908	832
General and administrative	1,284	1,213	2,732	2,311
Depreciation and amortization	232	238	462	479
Income (loss) from Operations	19	223	58	(135)
Other expense, net	16	25	41	47
Income (loss) before income taxes	3	198	17	(182)
Income tax expense	-	14	10	34
Net income (loss)	$3	$184	$7	$(216)
Income (loss) per common share – basic	$0.00	$0.05	$0.00	$(0.05)
Income (loss) per common share – diluted	$0.00	$0.04	$0.00	$(0.05)
Weighted average shares outstanding – basic	4,779	4,067	4,779	4,067
Weighted average shares outstanding – diluted	4,867	4,077	4,833	4,067

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$4,091	$4,662
Accounts receivable, net of allowance	5,104	3,999
Unbilled services	1,197	1,024
Other current assets	549	550
Total current assets	10,941	10,235
Property and equipment, net	782	711
Other assets, net	312	491
Total Assets	$12,035	$11,437
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$3,299	$3,076
Other current liabilities	3,051	2,807
Total current liabilities	6,350	5,883

Stockholders’ equity	5,685	5,554
Total Liabilities and Stockholders’ Equity	$12,035	$11,437